UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 27, 2007
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Consistent with previous announcements by Mercantile Bancorp, Inc., effective March 1, 2007, Dan S. Dugan retired as President and Chief Executive Officer of the Company, and Ted T. Awerkamp became President and Chief Executive Officer of the Company. Mr. Dugan remains Chairman of the Board.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On February 27, 2007, the Board of Directors of Mercantile Bancorp, Inc. adopted an amendment, effective May 21, 2007, to Section 1 (entitled “Qualification and Number”) of Article IV (entitled “Directors”) of the Amended and Restated Bylaws dated July 9, 1999. The amendment set the number of directors to constitute the full Board of Directors to be eight. Formerly, the number was seven.
     The Board of Directors also adopted an amendment, effective March 1, 2007, to Section 7 (entitled “Chairman of the Board and President”) of Article V (entitled “Officers”) of the Amended and Restated Bylaws dated July 9, 1999. The amendment deleted Section 7 in its entirety and replaced it for the purpose of clarifying and delineating the roles and duties of the Chairman of the Board, the President and the Chief Executive Officer.
     The Bylaws, as amended to date, will be filed as an exhibit to the Company’s Annual Report for Form 10-K for the fiscal year ended December 31, 2006. The text of the amended Section 1, Article IV and the amended Section 7, Article V are attached hereto as exhibits.
Item 9.01 Exhibits
     (c) Exhibits:

Exhibit Number	Description

3.1	Section 1, Article IV, of the Amended and Restated Bylaws of Mercantile Bancorp, Inc.

3.2	Section 7, Article V, of the Amended and Restated Bylaws of Mercantile Bancorp, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Ted T. Awerkamp
	Name:	Ted T. Awerkamp
	Title:	President, and Chief Executive Officer

     Date: February 27, 2007

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